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                                                                       EXHIBIT 5

                    OPINION OF MORGAN, LEWIS & BOCKIUS LLP

                                                                May 30, 1997

Furniture Brands International, Inc.
101 South Hanley Road
St. Louis, Missouri 63105

   Re: Furniture Brands International, Inc.--Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel for Furniture Brands International, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering of up to 12,100,000 presently issued and outstanding shares of the Company's common stock, no par value (the "Common Stock"), to be sold by the entities listed as selling stockholders in the Registration Statement (the "Selling Stockholders"). In this connection, we have reviewed (a) the Registration Statement; (b) the Company's Restated Certificate of Incorporation, as amended, and By-laws, as amended; (c) certain records of the Company's corporate proceedings as reflected in its minute books; and (d) such other documents and records as we have considered necessary or desirable in connection with this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. Our opinion set forth below is limited to the General Corporation law of the State of Delaware.

        Based upon the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Selling Stockholders as described in the Registration Statement are duly authorized, validly issued, fully paid and non-assessable.

        We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,



                                               /s/ MORGAN, LEWIS & BOCKIUS LLP